Exhibit 3.1

CORRECTED CERTIFICATE OF AMENDMENT TO

THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF MAISON SOLUTIONS INC.

Maison Solutions Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), certifies that:

1. The Certificate of Amendment to the Amended and Restated Certificate of Incorporation that was filed with the Delaware Secretary of State on March 23, 2026, requires correction as permitted by Section 103(f) of the Delaware General Corporation Law.

2. The inaccuracy or defect in such Certificate of Amendment to the Amended and Restated Certificate of Incorporation to be corrected is as follows: Due to an administrative error, the Certificate of Amendment filed on March 23, 2026, did not specify an effective date. It shall be effective as of 12:01 a.m. Eastern time on April 24, 2026.

3. The document in corrected form is attached hereto as Exhibit A.

IN WITNESS WHEREOF, Maison Solutions Inc. has caused this Corrected Certificate of Amendment to the Amended and Restated Certificate of Incorporation to be signed by the undersigned, a duly authorized officer of the Corporation, on April 15, 2026.

/s/ John Xu
John Xu
Chief Executive Officer

Exhibit A

CERTIFICATE OF AMENDMENT TO

THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF MAISON SOLUTIONS INC.

MAISON SOLUTIONS Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

FIRST: The text of Section B of Article IV of the Certificate of Incorporation is hereby amended to read in full as follows:

“Reclassification of Common Stock; Stock Split. Upon the filing and effectiveness (the “Effective Time”) pursuant to the DGCL of this Certificate of Amendment to the Certificate of Incorporation, each ten (10) shares of the Corporation’s Class A common stock, par value $0.0001 per share (the “Old Common Stock”), either issued or outstanding or held by the Corporation as treasury stock, immediately prior to the Effective Time, will be automatically reclassified and combined (without any further act) into one (1) share of Class A common stock, par value $0.0001 per share, of the Corporation (the “New Common Stock”), without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation or the par value which shall remain $0.0001 per share (the “Reverse Stock Split”). No fractional shares of Class A common stock will be issued as a result of the Reverse Stock Split; instead of issuing such fractional shares, any fractional shares resulting from the Reverse Stock Split shall be rounded up to the next whole number of shares of New Common Stock, and all shares of Class A common stock eliminated as a result of the Reverse Stock Split will be cancelled. Any stock certificate that, immediately prior to the Effective Time, represented shares of the Old Common Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of shares of the New Common Stock into which such shares of Old Common Stock shall have been reclassified plus the fraction, if any, of a share of New Common Stock issued as aforesaid.”

SECOND: This Certificate of Amendment, which amends, restates and further integrates the certificate of incorporation of the Corporation as heretofore in effect, has been approved by the Board of Directors of the Corporation (the “Board”) in accordance with Section 242 of the DGCL, and has been adopted by the written consent of the stockholders of the Corporation in accordance with Section 228 of the DGCL.

THIRD: This Certificate of Amendment to the Amended and Restated Certificate of Incorporation shall be effective as of 12:01 a.m. Eastern time on April 24, 2026.

IN WITNESS WHEREOF, Maison Solutions Inc. has caused this Certificate of Amendment to be signed by a duly authorized officer of the Corporation, on March 23, 2026.

Maison Solutions Inc., a Delaware corporation

By:	/s/ John Xu
Name:	John Xu
Title:	Chief Executive Officer